SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 14, 2003
                                                 -------------------------



                              ENGLOBAL CORPORATION
             (Exact name of registrant as specified in its chapter)



           Nevada                   001-14217                 88-0322261
           ------                   ---------                 ----------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)



600 Century Plaza Drive, Building 140, Houston, Texas          77073-6033
-----------------------------------------------------          ----------
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code  281 821-3200
                                                  -------------------


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On July 14, 2003, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

               ENGlobal Opens Office in Freeport, Texas;
      Purchases Selected Assets of Petro-Chem Engineering, Inc.

    HOUSTON--(BUSINESS WIRE)--July 14, 2003--ENGlobal Corporation (AMEX: ENG) announced today that its subsidiary, ENGlobal Engineering Inc., has purchased selected assets from Petro-Chem Engineering Inc. to facilitate the Company's strategic goal of expanding its presence in Freeport, Texas and the surrounding area. The new office will immediately serve as a management hub for performance of work associated with a contract previously announced on June 16th of this year by which ENGlobal Engineering will be providing on-site engineering, design and support personnel to its client in Freeport, Texas and Geismar, Louisiana.
    In connection with the transaction, ENGlobal has hired Petro-Chem's founder, Mr. Joe Urbanovsky along with a staff of approximately fifty-five engineers, designers, inspectors and support personnel who are currently engaged on contract projects with various Freeport area clients. Mr. Urbanovsky will serve as General Manager of the Freeport operation and brings with him over 35 years of experience and knowledge in the industry and the Gulf Coast marketplace. Additionally, ENGlobal has entered into a lease for 23,000 square feet of office space, which will serve as the Company's Freeport office. By agreement of both parties, financial terms were not disclosed.
    "This transaction provides ENGlobal the opportunity to establish a meaningful presence in the Freeport market and has allowed us to do so with experienced and dedicated leadership and staff that have a respected reputation for expertise and integrity," stated Mike Burrow, Chairman and CEO of ENGlobal Corporation. "We look forward to quickly integrating the Freeport office into our existing operations and continue to aggressively pursue our growth strategy through further transactions as they become available."

    About ENGlobal Corporation "ENGlobal"

    ENGlobal Corporation, a product of the merger between Industrial Data Systems Corporation and Petrocon Engineering, Inc., provides engineering services and engineered systems principally to the petroleum refining, petrochemical, and pipeline and process industries throughout the United States and across the globe. ENGlobal's multi-discipline engineering and design staff develops projects from the initial planning stage through detailed design, procurement, and construction management. The Engineered Systems Group specializes in control and instrumentation systems utilized in various energy and processing related industries while its Technologies Division provides services and products that support the advanced automation and environmental technology fields. The Constant Power Division fabricates industrial grade uninterruptible electrical power systems and battery chargers. Further information about the Company and its subsidiaries is available at www.englobal.com.

    Safe Harbor for Forward-Looking Statements

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended March 31, 2003, current Forms 8-K, and other SEC filings.

    CONTACT: ENGlobal Corporation, Houston
             Hulda Coskey, 281-821-3200
             Fax: 281-209-2409


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ENGlobal Corporation
Date    July 14, 2003                 /s/ Hulda L. Coskey
     ----------------                 -----------------------------------------
                                      Hulda L. Coskey, Chief Governance Officer
                                      and Secretary